          exhibit e(6)

______________, 2006

Legg Mason Investor Services, LLC
100 Light Street
Baltimore, MD 21202

          RE:      DISTRIBUTION AGREEMENT DATED DECEMBER 1, 2005

Ladies and Gentlemen:

               This letter serves as notice that each of the SMASh Series Funds, including SMASh Series M Fund, SMASh Series C Fund, SMASh Series EC Fund, SMASh Series MP Fund, SMASh Series HY Fund, and SMASh Series MEC Fund, is added to the list of series to which Legg Mason Investor Services, LLC (“Distributor”) renders services as a distributor pursuant to the terms of the Distribution Agreement dated December 1, 2005 (the "Agreement") between each of the investment companies listed on Appendix A thereto and the Distributor.

CITIFUNDS INSTITUTIONAL TRUST
SMASh Series M Fund
SMASh Series C Fund
SMASh Series EC Fund
SMASh Series MP Fund
SMASh Series HY Fund
SMASh Series MEC Fund

By: _____________________________

Title:_____________________________

Agreed:

LEGG MASON INVESTOR SERVICES, LLC

By: _____________________________

Title:_____________________________